Exhibit 10.5

BILL OF SALE

Date:	March 15, 2005

Sellers:	GREG MARTIN
6032 Canvas Back Dr., Frisco, TX 75034
fax: (214) 853-5538

STEVEN BENAVIDES
1740 Elmhurst Ct., Prosper, TX 75078
fax: (214) 853-5538

Buyer:	BLUE WIRELESS & DATA, INC.
3001 Knox St., Suite 401, Dallas, TX 75205
Contact: John W. Mills, III, COO
fax: (214) 389-2167

Company:	DSG TECHNOLOGY, INC. d/b/a PANABAND
4760 Preston Road, Suite 244-272, Frisco, Texas 75034

Interest:	100% of the equity ownership of Company, its capital accounts, all rights represented by such equity interests, and all goodwill associated therewith.

Consideration:	The “Consideration” shall be inclusive of all of the following:

	1.	A Convertible Debenture in the principal amount of $1,000,000, which is attached hereto as Exhibit 1; and
	2.	A Secured Promissory Note in the principal amount of $445,092, secured by a Stock Pledge Agreement, both of which are attached hereto as Exhibit 2.
Recitals

WHEREAS:

A.           The Company is engaged in the provision of broadband wireless Internet service.

B.             Sellers are the sole shareholders of the Company.

C.             Buyer wishes to pay Sellers the Consideration for the purchase of the Interest, and upon the terms and subject to the conditions set forth in the Stock Purchase Agreement executed by the parties on the same date hereof (“Stock Purchase Agreement”).

D.            Sellers wish to sell Buyer the Interest in exchange for the Consideration, and upon the terms and subject to the conditions set forth in the Stock Purchase Agreement.

Agreement

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, and covenants hereinafter set forth, and for other good and valuable consideration, including the Consideration as herein defined, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                       Stock Purchase Agreement.  This Bill of Sale is being executed and delivered pursuant to the terms of that certain Stock Purchase Agreement, dated as of the Closing Date, by and among Sellers and Buyer.  Capitalized terms used in this Bill of Sale and not otherwise defined shall have the meanings assigned in the Stock Purchase Agreement.  Furthermore, the parties do each hereby reaffirm, attest to, acknowledge, ratify and fully incorporate the terms of the Stock Purchase Agreement with their execution of this Bill of Sale.

2.                                       Sale and Purchase.  Sellers hereby assign, transfer, convey, and sell to Buyer, the Interest, as

Initials:

defined herein, together with the Company’s related capital accounts, all rights represented by such shareholder interests, and all goodwill associated therewith, according to and under the terms and conditions and representations of the Stock Purchase Agreement.

3.                                       Payment of Consideration.   Buyer hereby pays, grants and transfers to Seller, and Seller hereby acknowledges receipt of as full and complete consideration for the Interest, the Consideration.

4.                                       Other Documents.  Each party shall promptly execute and deliver to the other party all such further instruments, assignments, assurances and other documents as such party may reasonably request in connection with its performance under this Bill of Sale and the transactions contemplated hereby and by the Stock Purchase Agreement.

5.                                       Delivery of Property.  Sellers hereby represent, warrant and certify to Buyer that on or before the date hereof, Sellers have delivered to Buyer all of the Company property in their possession or control or to which they have had access during their association with the Company, and that they have retained no copy thereof.

6.                                       Warranty.  Sellers, for themselves and their personal representatives and assigns, covenant and agree to warrant and defend the transfer, assignment and conveyance of the Interest and Buyer’s title thereto.

7.                                       Binding Effect; Permissibility of Assignment.  This Bill of Sale and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and all future shareholders of the Company.

8.                                       Governing Law and Jurisdiction.  This Bill of Sale shall be governed by and construed in accordance with the laws of the State of Texas, without reference to its conflict of laws rules.  Jurisdiction and venue shall reside exclusively in the courts of Dallas County, Texas.

9.                                       Severability.  If any provision of this Bill of Sale is held to be invalid or unenforceable by any court of competent jurisdiction, it is the intent of all of the parties that all other provisions of this Bill of Sale be construed to remain fully valid, enforceable and binding on the parties.

10.                                 Equitable Remedies.  In the event of any breach of this Bill of Sale or the Stock Purchase Agreement, the provisions of this Bill of Sale may be enforceable in a court of equity by a decree of specific performance.  Any equitable remedy shall not be exclusive and shall be in addition to any other remedy available.

11.                                 Power to Bind.  A responsible officer of the Company and the Buyer has read and understands the contents of this Agreement and is empowered and duly authorized on behalf of the Company and the Buyer to execute it.

12.                                 Plurality   When the context requires, singular nouns and pronouns include the plural.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Bill of Sale effective on the Date first stated herein.

SELLERS:

/s/ Greg Martin	/s/ Steven Benavides
GREG MARTIN	STEVEN BENAVIDES

STATE OF TEXAS
COUNTY OF DALLAS

This instrument was acknowledged before me on the 15th of March, 2005, by GREG MARTIN.

/s/ Marcella Smith
Notary Public, State of Texas

BUYER:

/s/ John W. Mills, III
BLUE WIRELESS & DATA, INC.
John W. Mills, III, COO

STATE OF TEXAS
COUNTY OF DALLAS

This instrument was acknowledged before me on the 14th of March, 2005, by John W. Mills, III, COO of BLUE WIRELESS & DATA, INC., on behalf of said corporation.

/s/ Marcella Smith
Notary Public, State of Texas

COMPANY:

/s/ Greg Martin
DSG TECHNOLOGY, INC. d/b/a PANABAND
Greg Martin, CEO

STATE OF TEXAS
COUNTY OF DALLAS

This instrument was acknowledged before me on the 15th of March, 2005, by Greg Martin, CEO of DSG TECHNOLOGY, INC. d/b/a PANABAND, on behalf of said corporation.

/s/ Marcella Smith
Notary Public, State of Texas